UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 12, 2018

Date of Report (Date of earliest event reported)

iFresh, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2018, Mr. Jianming You resigned as a member of the Board of Directors of iFresh, Inc. (the “Company”). Mr. You also resigned as a member of the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, effective that same date. The resignation of Mr. You was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 12, 2018, Mr. Harvey Leibowitz was appointed to fill the vacancy on the Board of Directors of the Company until his successor is duly qualified and elected to succeed him at the Company’s next annual meeting or such earlier date of his resignation or removal. The Company has determined that Mr. Leibowitz is an “independent director” and an “audit committee financial expert” as defined and determined in accordance with the Marketplace Rules of The NASDAQ Stock Market, Inc. and the Securities Exchange Act of 1934, as amended. Mr. Leibowitz will serve on each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Leibowitz will be the chairman of the Audit Committee.

On April 12, 2018, Mr. Mark C. Fang, an independent director of the Company, was appointed to serve as the chairman of the Nominating and Corporate Governance Committee and Mr. Jay Walder, an independent director of the Company, was appointed to serve as the chairman of the Compensation Committee.

Mr. Leibowitz has been a director of Yangtze Port and Logistics Limited (YRIV) since December 2015. From 1994 to 1999, he was an internal auditor at Sterling National Bank in the Commercial Finance Department. From 1980 to 1994, Mr. Leibowitz worked for a number of companies in connection with their commercial secured loan financing activities, such as International Paper Company, Century Factors, Inc., and Foothill- Financial Advisors, Inc. From 1963 to 1979, Mr. Leibowitz worked in various capacities for Sterling National Bank, most recently as a Senior Vice President. From 1955 to 1962, Mr. Leibowitz worked as a number of accounting firms and, among other things, working on audits for clients of the accounting firm. Mr. Leibowitz graduated from the City University of New York Baruch College in 1955 with a bachelor's degree in Accounting.

Mr. Harvey Leibowitz has no any family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Leibowitz had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 18, 2018

iFRESH, INC.

By: /s/ Long Deng
Name: Long Deng
Title: Chairman and Chief Executive Officer

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